Report of Independent
Registered Public
Accounting Firm

To the Board of Trustees of the
Federated Core Trust III and the
Shareholders of Federated Project and
Trade Finance Core Fund:

We have audited the accompanying
statement of assets and liabilities,
including the portfolio of
investments, of the Federated Project
and Trade Finance Core Fund (the
?Fund?), a series of the Federated
Core Trust III, as of March 31, 2014,
and the related statements of
operations and cash flows for the year
then ended, the statement of changes
in net assets for each of the years in
the two year period then ended, and
the financial highlights for each of the years in the four year period then ended and for the period from August
26, 2009 (commencement of
investment operations) through
March 31, 2010. These financial
statements and financial highlights
are the responsibility of the Fund?s
management. Our responsibility is to
express an opinion on these financial
statements and financial highlights
based on our audits.

We conducted our audits in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States).
Those standards require that we plan
and perform the audit to obtain
reasonable assurance about whether
the financial statements and financial
highlights are free of material
misstatement. An audit includes
examining, on a test basis, evidence
supporting the amounts and
disclosures in the financial
statements. Our procedures included
confirmation of securities owned as
of March 31, 2014 by correspondence
with the custodian, transfer agent and
brokers, or by other appropriate
auditing procedures. An audit also
includes assessing the accounting
principles used and significant
estimates made by management, as
well as evaluating the overall
financial statement presentation. We
believe that our audits provide a
reasonable basis for our opinion.

In our opinion, the financial
statements and financial highlights
referred to above present fairly, in all material respects, the financial position of the Federated Project and Trade Finance Core Fund as of March
31, 2014, the results of its operations
and its cash flows, the changes in its
net assets, and the financial highlights for the periods described above, in conformity with U.S. generally accepted accounting principles.


/s/KPMG

Boston, Massachusetts
May 27, 2014